THIRD AMENDMENT TO LEASE
Innovation Pointe Three, LLC / Pattern Inc.

THIS AMENDMENT (this “Amendment”) is entered into as of the 27th day of July, 2026 (the “Effective Date”), between INNOVATION POINTE THREE, LLC, a Utah limited liability company (“Landlord”), and PATTERN INC., a Utah corporation (“Tenant”). (Landlord and Tenant are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.Definitions. As used in this Amendment, each of the following terms shall have the indicated meaning, any term used in this Amendment that is capitalized but not defined shall have the same meaning as set forth in the Lease (defined below in this Paragraph 1), as amended by this Amendment, and references in the Lease to “this Lease” shall be deemed and construed to be references to the Lease as amended by this Amendment:

“Lease” means the Lease, dated May 5, 2020, as previously amended by the First Amendment to Lease, dated February 16, 2021, the Commencement Date Certificate, dated November 8, 2021, and the Second Amendment to Lease, dated July 27, 2023, all entered into between Landlord, as landlord, and Tenant, as tenant, and, where applicable, as amended by this Amendment.

“Suite 100” means Suite 100 on the first floor of the Building, consisting of approximately 6,771 usable square feet and approximately 7,812 rentable square feet.
“Suite 150” means Suite 150 on the first floor of the Building, consisting of approximately 4,808 usable square feet and approximately 5,546 rentable square feet.

“Suite 175” means Suite 175 on the first floor of the Building, consisting of approximately 6,539 usable square feet and approximately 7,546 rentable square feet.

“Suite 200” means Suite 200 on the second floor of the Building, consisting of approximately 25,274 usable square feet and approximately 29,154 rentable square feet.

“Suite 300” means Suite 300 on the third floor of the Building, consisting of approximately 25,975 usable square feet and approximately 29,962 rentable square feet.
“Suite 400” means Suite 400 on the fourth floor of the Building, consisting of approximately 25,967 usable square feet and approximately 29,934 rentable square feet.

“Suite 500” means Suite 500 on the fifth floor of the Building, consisting of approximately 26,886 usable square feet and approximately 30,994 rentable square feet.

2.Purpose. The Parties have agreed to extend the Term, expand the Premises and otherwise amend the Lease in accordance with the terms and conditions set forth in this Amendment.

3.Base Year. Effective as of, and for the period on and after, July 1, 2027, the definition of “Base Year” set forth in Paragraph 1 (Definitions) of the Lease is revised to read as follows:
“Base Year” means calendar year 2028.

4.Delivery Date; Commencement Date; Basic Monthly Rent—Suite 100.

4.1.Definitions. As used in this Paragraph 4:
Third Amendment to Lease Innovation Pointe Three, LLC / Pattern Inc.

“Suite 100 Commencement Date” means the earlier of (i) one hundred twenty (120) days after the Suite 100 Delivery Date, or (ii) the date on which Tenant begins to conduct business operations in Suite 100.

“Suite 100 Delivery Date” means the date on which Landlord delivers to Tenant keys to, and vacant and exclusive possession of, Suite 100.

4.2.Delivery Date; Commencement Date. The Suite 100 Delivery Date is projected to occur on or about December 1, 2027, and the Suite 100 Commencement Date is, therefore, projected to occur on or about April 1, 2028 unless Tenant earlier begins to conduct business operations in Suite 100. Landlord shall deliver to Tenant, and Tenant shall accept delivery from Landlord of, Suite 100 as soon as Suite 100 becomes available, which availability is subject to the timely surrender and vacation of Suite 100 by the existing tenant. Subject to force majeure, if Landlord fails to deliver Suite 100 to Tenant on or before March 1, 2028 (as such date may be postponed for force majeure, the “Suite 100 Outside Date”), then for each day during the period commencing on the day after the Suite 100 Outside Date and expiring on and including the date on which Landlord delivers Suite 100 to Tenant, Tenant shall be entitled to a credit towards Basic Monthly Rent first payable under this Amendment for Suite 100 (only) on and after the Suite 100 Commencement Date equal to one day of Basic Monthly Rent for each day after the Suite 100 Outside Date until and including the date on which Landlord delivers Suite 100 to Tenant.

4.3.Basic Monthly Rent. Effective as of, and for the period on and after, the Suite 100 Commencement Date, the definition of “Basic Monthly Rent” set forth in Paragraph 1 of the Lease with respect to Suite 100 shall be as follows, and any term used in such definition that is not defined in the Lease shall have the same meaning as set forth in Paragraph 4.1:

“Basic Monthly Rent” means the following amounts for the periods indicated based on 7,812 rentable square feet, which amounts are subject to adjustment as set forth in the definition of “Premises”; provided, however, that if the Suite 100 Commencement Date occurs on a date other than April 1, 2028, then, as memorialized in an instrument entered into between the Parties, (i) the periods set forth below shall begin on such other date and shall shift accordingly, (ii) Tenant shall have an initial five (5)-month period of Basic Monthly Rent at an annual cost of $9.90 per rentable square foot, (iii) annual three percent (3%) increases in the Basic Monthly Rent shall occur on each July 1st, commencing on July 1, 2029 and continuing thereafter on July 1, 2030 and July 1, 2031, and (iv) the Expiration Date shall remain as June 30, 2032:

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
April 1, 2028 through August 31, 2028, inclusive	$6,444.90 per month	$9.90
September 1, 2028 through June 30, 2029, inclusive	$21,124.95 per month	$32.45
July 1, 2029 through June 30, 2030, inclusive	$21,756.42 per month	$33.42
July 1, 2030 through June 30, 2031, inclusive	$22,407.42 per month	$34.42
July 1, 2031 through June 30, 2032, inclusive	$23,077.95 per month	$35.45

5.Delivery Date; Commencement Date; Basic Monthly Rent—Suite 150.

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5.1.Definitions. As used in this Paragraph 5:

“Suite 150 Commencement Date” means the earlier of (i) one hundred twenty (120) days after the Suite 150 Delivery Date, or (ii) the date on which Tenant begins to conduct business operations in Suite 150.

“Suite 150 Delivery Date” means the date on which Landlord delivers to Tenant keys to, and vacant and exclusive possession of, Suite 150.

5.2.Delivery Date; Commencement Date. The Suite 150 Delivery Date is projected to occur on or about July 1, 2027, and the Suite 150 Commencement Date is, therefore, projected to occur on or about November 1, 2027 unless Tenant earlier begins to conduct business operations in Suite 150. Landlord shall deliver to Tenant, and Tenant shall accept delivery from Landlord of, Suite 150 as soon as Suite 150 becomes available, which availability is subject to the timely surrender and vacation of Suite 150 by the existing tenant. Subject to force majeure, if Landlord fails to deliver Suite 150 to Tenant on or before October 1, 2027 (as such date may be postponed for force majeure, the “Suite 150 Outside Date”), then for each day during the period commencing on the day after the Suite 150 Outside Date and expiring on and including the date on which Landlord delivers Suite 150 to Tenant, Tenant shall be entitled to a credit towards Basic Monthly Rent first payable under this Amendment for Suite 150 (only) on and after the Suite 150 Commencement Date equal to one day of Basic Monthly Rent for each day after the Suite 150 Outside Date until and including the date on which Landlord delivers Suite 150 to Tenant.

5.3.Basic Monthly Rent. Effective as of, and for the period on and after, the Suite 150 Commencement Date, the definition of “Basic Monthly Rent” set forth in Paragraph 1 of the Lease with respect to Suite 150 shall be as follows, and any term used in such definition that is not defined in the Lease shall have the same meaning as set forth in Paragraph 5.1:
“Basic Monthly Rent” means the following amounts for the periods indicated based on 5,546 rentable square feet, which amounts are subject to adjustment as set forth in the definition of “Premises”; provided, however, that if the Suite 150 Commencement Date occurs on a date other than November 1, 2027, then, as memorialized in an instrument entered into between the Parties, (i) the periods set forth below shall begin on such other date and shall shift accordingly, (ii) Tenant shall have an initial five (5)-month period of Basic Monthly Rent at an annual cost of $9.90 per rentable square foot, (iii) annual three percent (3%) increases in the Basic Monthly Rent shall occur on each July 1st, commencing on July 1, 2028 and continuing thereafter on July 1, 2029, July 1, 2030 and July 1, 2031, and (iv) the Expiration Date shall remain as June 30, 2032:

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
November 1, 2027 through March 31, 2028, inclusive	$4,575.45 per month	$9.90
April 1, 2028 through June 30, 2028, inclusive	$14,558.25 per month	$31.50
July 1, 2028 through June 30, 2029, inclusive	$14,997.31 per month	$32.45
July 1, 2029 through June 30, 2030, inclusive	$15,445.61 per month	$33.42
July 1, 2030 through June 30, 2031, inclusive	$15,907.78 per month	$34.42
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July 1, 2031 through June 30, 2032, inclusive	$16,383.81 per month	$35.45

6.Delivery Date; Commencement Date; Basic Monthly Rent—Suite 175.

6.1.Definitions. As used in this Paragraph 6:

“Suite 175 Commencement Date” means the earlier of (i) one hundred twenty (120) days after the Suite 175 Delivery Date, or (ii) the date on which Tenant begins to conduct business operations in Suite 175.

“Suite 175 Delivery Date” means January 1, 2027, on or before which Landlord shall deliver to Tenant keys to, and vacant and exclusive possession of, Suite 175.

6.2.Delivery Date; Commencement Date. The Suite 175 Delivery Date will occur as of January 1, 2027, with the effect that the Suite 175 Commencement Date will occur on May 1, 2027 unless Tenant earlier begins to conduct business operations in Suite 175. Landlord shall deliver to Tenant, and Tenant shall accept delivery from Landlord of, Suite 175 as of January 1, 2027. As of January 1, 2027, Landlord grants, bargains and sells to Tenant, without any representation or warranty by, or recourse to, Landlord, the phone booths located in Suite 175.

6.3.Basic Monthly Rent. Effective as of, and for the period on and after, the Suite 175 Commencement Date, the definition of “Basic Monthly Rent” set forth in Paragraph 1 of the Lease with respect to Suite 175 shall be as follows, and any term used in such definition that is not defined in the Lease shall have the same meaning as set forth in Paragraph 6.1:
“Basic Monthly Rent” means the following amounts for the periods indicated based on 7,546 rentable square feet, which amounts are subject to adjustment as set forth in the definition of “Premises”; provided, however, that if the Suite 175 Commencement Date occurs on a date other than May 1, 2027, then, as memorialized in an instrument entered into between the Parties, (i) the periods set forth below shall begin on such other date and shall shift accordingly, (ii) Tenant shall have an initial five (5)-month period of Basic Monthly Rent at an annual cost of $9.90 per rentable square foot, following which the Basic Monthly Rent shall be (a) $33.62 per rentable square foot on an annual basis if such five (5)-month period expires prior to June 30, 2027, or (b) $31.50 per rentable square foot on an annual basis if such five (5)-month period expires on or after June 30, 2027, (iii) annual three percent (3%) increases in the Basic Monthly Rent shall occur on each July 1st thereafter, commencing on July 1, 2028 and continuing thereafter on July 1, 2029, July 1, 2030 and July 1, 2031, and (iv) the Expiration Date shall remain as June 30, 2032:

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
May 1, 2027 through September 30, 2027, inclusive	$6,225.45 per month	$9.90
October 1, 2027 through June 30, 2028, inclusive	$19,808.25 per month	$31.50
July 1, 2028 through June 30, 2029, inclusive	$20,405.64 per month	$32.45
July 1, 2029 through June 30, 2030, inclusive	$21,015.61 per month	$33.42
July 1, 2030 through	$21,644.44 per month	$34.42
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June 30, 2031, inclusive
July 1, 2031 through June 30, 2032, inclusive	$22,292.14 per month	$35.45

7.Basic Monthly Rent—Suites 200, 300, 400 and 500. Effective as of, and for the period on and after, July 1, 2027, the definition of “Basic Monthly Rent” set forth in Paragraph 1 of the Lease with respect to Suites 200, 300, 400 and 500 shall be as follows:

“Basic Monthly Rent” means the following amounts for the periods indicated based on 120,044 rentable square feet, which amounts are subject to adjustment as set forth in the definition of “Premises”:

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
July 1, 2027 through November 30, 2027, inclusive	$99,036.30 per month	$9.90
December 1, 2027 through June 30, 2028, inclusive	$315,115.50 per month	$31.50
July 1, 2028 through June 30, 2029, inclusive	$324,618.98 per month	$32.45
July 1, 2029 through June 30, 2030, inclusive	$334,322.54 per month	$33.42
July 1, 2030 through June 30, 2031, inclusive	$344,326.21 per month	$34.42
July 1, 2031 through June 30, 2032, inclusive	$354,629.98 per month	$35.45

8.Expiration Date. The definition of “Expiration Date” set forth in Paragraph 1 of the Lease is revised to read as follows:
“Expiration Date” means June 30, 2032.

9.Premises. The first sentence of the definition of “Premises” set forth in Paragraph 1 of the Lease will be revised by the Parties periodically, as applicable, to add to the Lease the three (3) new premises on the first floor of the Building as of the respective commencement dates of such premises. Through such revisions, the first sentence of the definition of “Premises” set forth in Paragraph 1 of the Lease will ultimately be revised to read as follows:

“Premises” means the following:

(i)Suite 100 on the first floor of the Building, consisting of approximately 6,771 usable square feet and approximately 7,812 rentable square feet;

(ii)Suite 150 on the first floor of the Building, consisting of approximately 4,808 usable square feet and approximately 5,546 rentable square feet;

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(iii)Suite 175 on the first floor of the Building, consisting of approximately 6,539 usable square feet and approximately 7,546 rentable square feet;

(iv)Suite 200 on the second floor of the Building, consisting of approximately 25,274 usable square feet and approximately 29,154 rentable square feet;

(v)Suite 300 on the third floor of the Building, consisting of approximately 25,975 usable square feet and approximately 29,962 rentable square feet;

(vi)Suite 400 on the fourth floor of the Building, consisting of approximately 25,967 usable square feet and approximately 29,934 rentable square feet; and
(vii)Suite 500 on the fifth floor of the Building, consisting of approximately 26,886 usable square feet and approximately 30,994 rentable square feet,

consisting in the aggregate of a total of approximately 122,220 usable square feet and approximately 140,948 rentable square feet, subject to final measurement and verification as set forth below in this definition.

10.Tenant’s Parking Stall Allocation. The definition of “Tenant’s Parking Stall Allocation” set forth in Paragraph 1 of the Lease is revised to read as follows:

“Tenant’s Parking Stall Allocation” means six (6) parking stalls per 1,000 usable square feet of the Premises, which number of parking stalls is subject to adjustment as set forth in the definition of “Premises.”

11.Tenant’s Percentage of Operating Expenses. The definition of “Tenant’s Percentage of Operating Expenses” set forth in Paragraph 1 of the Lease is revised to read as follows:

“Tenant’s Percentage of Operating Expenses” means the percentage determined by dividing the rentable square feet of the Premises by the rentable square feet of the Building (whether or not leased), multiplying the quotient by 100 and rounding to the third (3rd) decimal place, which percentage is subject to adjustment as set forth in the definition of “Premises.”

12.Extension. Paragraph 3.3 (Extension) of the Lease shall continue in full force and effect in accordance with its terms, and provides Tenant with one remaining option to extend the Lease for a period of five (5) years.
13.Crown Signage. The following subparagraphs (a), (c) and (i) of Paragraph 3.4 of the Lease are revised to read as follows, and any term used in such subparagraphs that is not defined in the Lease shall have the same meaning as set forth in this Amendment:

(a) Subject to the conditions set forth below in this Paragraph 3.4, if and so long as Tenant leases the entire Premises as set forth in this Amendment and occupies at least fifty-one percent (51%) thereof (meaning that any rights of Tenant under this Paragraph 3.4 shall not exist (or if previously existing, shall automatically terminate) as of the date on which Tenant does not lease the entire Premises as set forth in this Amendment or does not occupy at least fifty-one percent (51%) thereof), Tenant may, at Tenant’s sole cost and expense, but under Landlord’s supervision, install, maintain, repair and from time to time replace, on an exclusive basis, two (2) signs with the name “Pattern” or such other name to which Landlord consents in advance, in the locations (and with the designs, if shown) set forth on the attached Exhibit D; provided, however, that the attachment of Exhibit D to this Lease is only for the purpose of showing Landlord’s consent to the signs and their locations to the extent shown (which remain subject to the other conditions set forth below in this Paragraph 3.4), and shall not constitute or be deemed to be a representation, warranty, guaranty or agreement with respect to any other non-sign improvements
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shown thereon. (Such signs, together with any lines, wires, conduits or related improvements installed by Tenant in connection therewith, are referred to in this Paragraph 3.4 collectively as the “Crown Signage.”)

* * * * *

(c)As set forth in subparagraph (a) above, as a condition to having the Crown Signage, Tenant must physically occupy at least fifty-one percent (51%) of the entire Premises as set forth in this Amendment. In addition, if a Tenant Default occurs, whether caused by Tenant or Tenant’s subtenant, including, without limitation, Tenant’s failure to properly maintain the Crown Signage in accordance with subparagraph (i) below, and, as a result of such Tenant Default, Landlord retakes possession of the Premises (with or without terminating this Lease), Landlord may (in addition to any other rights or remedies of Landlord under this Lease), on at least ten (10) business days’ prior notice, terminate Tenant’s rights to the Crown Signage under this Paragraph 3.4. In addition, Tenant’s rights to the Crown Signage under this Paragraph 3.4 shall automatically terminate ten (10) business days after:

(i)the assignment of this Lease by Tenant (excluding any Non-Consent
Transfer); or

(ii)the sublease by Tenant as the sublandlord of more than twenty-five percent (25%) of the entire Premises as set forth in this Amendment (whether in one or more subleases) (excluding any Non-Consent Transfer), and shall have no further force or effect. Tenant’s rights to the Crown Signage under this Paragraph 3.4 shall be personal to Tenant and any person to which this Lease is assigned in a Non-Consent Transfer, and no other assignee or subtenant shall have any rights to the Crown Signage.

* * * * *

(i)    Tenant shall maintain the Crown Signage at all times in a good, safe and clean condition. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, repair, replacement, use or removal of the Crown Signage. The Crown Signage shall remain the property of Tenant, and Tenant may, at Tenant’s sole cost and expense, remove the Crown Signage at any time during the Term. Tenant shall, at Tenant’s sole cost and expense, remove the Crown Signage prior to Lease end or the sooner termination of Tenant’s rights to the Crown Signage under this Paragraph 3.4, including, without limitation, if Tenant ceases to lease the entire Premises as set forth in this Amendment or to occupy at least fifty-one percent (51%) thereof. On removal of the Crown Signage, Tenant shall repair and restore all areas of the Building concerned to their condition prior to the installation of the Crown Signage.
14.Limitation on Certain Operating Expenses. The following new Paragraph 5.4 is added to the Lease:

5.4.Limitation on Certain Operating Expenses.

5.4.1.Definitions. As used in this Paragraph 5.4, each of the following terms shall have the indicated meaning:
“Base Year Controllable Operating Expenses” means Controllable Operating Expenses that are actually incurred in the Base Year, subject to the other provisions of this Paragraph 5.4.

“Controllable Operating Expenses” means all Operating Expenses other than those not within the control of Landlord, determined reasonably, consistent with Comparable Buildings. Without
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limiting the generality of the preceding sentence, those Operating Expenses not within the control of Landlord include, without limitation, (i) utilities, (ii) insurance premiums and deductibles, (iii) real and personal property taxes and assessments, (iv) snow removal costs, (v) expenditures for necessary capital repairs and replacements, (vi) market-wide cost increases resulting from extraordinary circumstances, including force majeure, boycotts, strikes, conservation surcharges, embargoes, pandemics or shortages, and (vii) costs related to union contracts.

“Tenant’s Share of Base Year Controllable Operating Expenses” means the result obtained by multiplying Base Year Controllable Operating Expenses by Tenant’s Percentage of Operating Expenses.

“Tenant’s Share of Controllable Operating Expenses” for any given Operating Year other than the Base Year means the result obtained by subtracting Base Year Controllable Operating Expenses from Controllable Operating Expenses actually incurred in the Operating Year concerned, and then multiplying the difference by Tenant’s Percentage of Operating Expenses, subject to the limitations set forth below. Tenant’s Share of Controllable Operating Expenses for any fractional Operating Year shall be calculated by determining what Tenant’s Share of Controllable Operating Expenses would have been for the entire Operating Year concerned, and then prorating such amount over such fractional Operating Year, subject to the limitations set forth below. When comparing any prior Operating Year that is a fractional calendar year, Tenant’s Share of Controllable Operating Expenses for such prior Operating Year shall be proportionally increased to an amount that would have existed had such prior Operating Year been an entire calendar year.

1.1.1.Limitations.
(a)Notwithstanding the provisions of Paragraph 5.1 to the contrary, Tenant’s obligation to pay Tenant’s Share of Operating Expenses shall be limited as set forth in this Paragraph 5.4 with respect to Controllable Operating Expenses (only). This Paragraph 5.4 shall not limit Tenant’s obligation to pay Tenant’s Share of Operating Expenses except as expressly set forth as to Controllable Operating Expenses.

(b)Tenant’s Share of Controllable Operating Expenses for the Operating Year immediately following the Base Year shall be the lesser of (i) Tenant’s Share of Controllable Operating Expenses for such Operating Year, or (ii) the sum of Tenant’s Share of Base Year Controllable Operating Expenses, plus four percent (4%) (which is the initial “Cap Amount”), less Tenant’s Share of Base Year Controllable Operating Expenses.

(c)Tenant’s Share of Controllable Operating Expenses for each Operating Year thereafter shall be the lesser of (i) Tenant’s Share of Controllable Operating Expenses for such Operating Year, or (ii) the sum of the Cap Amount for the immediately preceding Operating Year, plus four percent (4%) (which would be the new “Cap Amount”), less Tenant’s Share of Base Year Controllable Operating Expenses.

(d)The intent of this Paragraph 5.4 is to create a cumulative, compounding, four percent (4%) per year cap on Tenant’s Share of Controllable Operating Expenses over each immediately preceding Operating Year’s Cap Amount.

(e)Notwithstanding the foregoing to the contrary, for purposes of the calculations set forth in this Paragraph 5.4, (i) Controllable Operating Expenses (including, without limitation, Base Year Controllable Operating Expenses) that vary with occupancy and are attributable to any part of the Term in which less than ninety-five percent (95%) of the rentable area of the Building is occupied by tenants, will be adjusted by Landlord to the amount that Controllable Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied by tenants for the period concerned, and (ii) if Landlord furnishes a service to tenants in the Building, the cost of which constitutes a Controllable Operating Expense, and a tenant other
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than Tenant has undertaken to perform such service itself, Controllable Operating Expenses shall be increased by the amount that Landlord would have incurred if Landlord had furnished such service to such tenant.

5.4.3.Example. Assume, for example purposes only, that Tenant’s Share of Base Year Controllable Operating Expenses is $100.00.

(a)In the first Operating Year following the Base Year, Tenant’s Share of Controllable Operating Expenses would be the lesser of (i) Tenant’s Share of Controllable Operating Expenses for that year, or (ii) $104.00 ($100.00 plus 4%, which would be the initial Cap Amount), less Tenant’s Share of Base Year Controllable Operating Expenses. Therefore, in this example, Tenant’s Share of Controllable Operating Expenses for the first Operating Year following the Base Year would not exceed $4.00.
(b)In the second Operating Year following the Base Year, Tenant’s Share of Controllable Operating Expenses would be the lesser of (i) Tenant’s Share of Controllable Operating Expenses for that year, or (ii) $108.16 ($104.00 plus 4%, which would be the new Cap Amount), less Tenant’s Share of Base Year Controllable Operating Expenses. Therefore, in this example, Tenant’s Share of Controllable Operating Expenses for the second Operating Year following the Base Year would not exceed $8.16.

5.4.4.Adjustments. Notwithstanding anything contained in the foregoing portion of this Paragraph 5.4 to the contrary:

(a)If Tenant’s Share of Controllable Operating Expenses in any Operating Year exceeds the Cap Amount in such Operating Year and, as a result, Tenant pays less than the otherwise applicable Tenant’s Share of Controllable Operating Expenses in such Operating Year, Landlord may accrue and carry forward the amount not paid by Tenant to one or more future Operating Years in which Tenant’s Share of Controllable Operating Expenses is less than the Cap Amount in such Operating Year(s), and collect from Tenant such amount in such Operating Year(s) up to the Cap Amount in such Operating Year(s), until the full accrued amount previously not paid by Tenant has been collected.
(b)If Tenant’s Share of Controllable Operating Expenses in any Operating Year exceeds the Cap Amount in such Operating Year, but Tenant’s Share of Operating Expenses in such Operating Year does not exceed the cap amount that would result if the limitation described in this Paragraph 5.4 was applied to Tenant’s Share of Operating Expenses generally (that is, a compounding, four percent (4%) per year cap on Tenant’s Share of Operating Expenses), then Tenant’s Share of Controllable Operating Expenses shall not be reduced under this Paragraph 5.4 in such Operating Year.
15.Right of First Refusal.

(a)During the Term, and provided that (i) the Lease is in full force and effect, (ii) no monetary or material non-monetary Tenant Default then exists, (iii) Tenant has not assigned the Lease or subleased all or any portion of the Premises under any then-existing sublease (excluding any Non-Consent Transfer), and (iv) the right of first refusal described in this Paragraph 15 is not being exercised in connection with or for the purpose of facilitating any such assignment or sublease, if any full floor space located in Buildings 1 or 2 of the Project or any space located in Building 4 of the Project (any of the foregoing, a “ROFR Space”) is or becomes available for lease, and Landlord receives a request for proposal from a tenant that Landlord desires to accept to lease such ROFR Space, or sends out (or has decided to send out) a bona fide proposal to a specific, bona fide prospective tenant to lease such ROFR Space, then Landlord shall give to Tenant notice (the “ROFR Notice”) that Landlord is willing to enter into a lease with Tenant of such ROFR Space. (For purposes of this Paragraph, any space covered by a renewal, extension or expansion option existing in any tenant’s lease as of May 5, 2020, any renewal or extension option given by Landlord to any then-existing tenant for its then-existing space, or any right of first offer or right of first refusal existing as of the date of the Lease, shall not be “available for lease” until after each such option or right has expired.)

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(b)If Tenant gives Landlord notice of Tenant’s interest in leasing the ROFR Space within ten (10) business days after receipt of the ROFR Notice, the Parties shall promptly thereafter enter into an amendment to the Lease covering such ROFR Space, which, unless otherwise agreed by the Parties, shall:

(i)have a term that is coterminous with the Lease;

(ii)provide for Basic Monthly Rent for the ROFR Space at the same rate, on a per rentable square foot basis, as is payable for the Premises during the period concerned; provided, however, that Basic Monthly Rent at the beginning of the term for the ROFR Space shall be at the rate of $9.90 per rentable square foot on an annual basis for a number of full calendar months determined by multiplying five (5) months by a fraction, the numerator of which is the number of full calendar months left in the remaining Term as of the commencement date for the ROFR Space, and the denominator of which is sixty (60) months; and
(iii)provide for a tenant improvement allowance for the ROFR Space on a per usable square foot basis determined by multiplying $25.00 per usable square foot by a fraction, the numerator of which is the number of full calendar months left in the remaining Term as of the commencement date for the ROFR Space, and the denominator of which is sixty (60) months.

(c)If either of the following occurs: (i) within such ten (10)-business day period, Tenant either delivers notice to Landlord that Tenant elects not to lease such ROFR Space, or fails to deliver any response to Landlord; or (ii) Tenant fails to enter into an amendment to the Lease within thirty (30) days after Tenant delivers notice to Landlord that Tenant elects to lease such ROFR Space, adding such ROFR Space to the Lease in a manner consistent with this Paragraph 15, then such right of first refusal with respect to such ROFR Space shall terminate and be of no further force or effect, unless such ROFR Space is first leased and then subsequently becomes available for lease, but shall continue to apply to other ROFR Space.
16.Tenant Improvements. Landlord shall provide Tenant with a tenant improvement allowance (the “TI Allowance”) of
$3,055,500 ($25.00 x 122,220 usable square feet) for tenant improvements (the “Tenant Improvements”) (which excludes Tenant’s Property) to be made by Landlord to the Premises; provided, however, that if the total costs incurred for the Tenant Improvements are less than the TI Allowance, then the unused portion of the TI Allowance, up to but not to exceed $1,527,750, may be applied towards any or all of the following: (a) the purchase of furniture, fixtures and equipment for Tenant’s use in the Premises (all of which shall be owned by Landlord to the extent purchased with the TI Allowance; provided, however, that Tenant shall have an option to purchase such furniture, fixtures and equipment at Lease end for a purchase price equal to the then-market value thereof, as may be agreed between the Parties, acting reasonably and in good faith); (b) voice and data lines, wiring, cabling and facilities; or (c) Basic Monthly Rent thereafter first payable under the Lease until exhausted. The Parties shall use good faith, commercially reasonable efforts to agree as soon as reasonably practicable on the Tenant Improvements and a budget therefor. Such agreed on Tenant Improvements shall then be made by Landlord in accordance with such budget as soon as reasonably practicable after such agreement, subject to the availability of Suite 100 and Suite 150 to Landlord with respect to any existing tenants. Tenant shall pay to Landlord all costs and expenses incurred by Landlord in connection with the Tenant Improvements, together with a project management fee of three percent (3%) of such costs and expenses, less the TI Allowance, within thirty (30) days after the date of an invoice therefor, which invoice may be delivered prior to the commencement of construction. If all or any portion of the TI Allowance is not used on or before December 31, 2028, the TI Allowance or such portion that is not used shall be lost and shall no longer be available to Tenant.

17.Crown Signage Exhibit. Any depiction on Exhibit D to the Lease is deleted in its entirety and is replaced with the new depictions on the attached Exhibit A.

18.Exclusive Use of Building Common Areas. During any portion of the Term in which Tenant is the sole tenant of the Building, (a) Tenant and Tenant’s Occupants shall be entitled to the exclusive use of the Common Areas in the Building, and (b) neither Tenant nor Tenant’s Occupants may use any common areas located in any other building in the Project. All reasonable, customary and actual costs, expenses, fees and other charges incurred or payable by Landlord in connection with the Common Areas in the Building shall continue to be part of Operating Expenses and billed to and paid by Tenant under the terms and conditions of the Lease.
Third Amendment to Lease
Innovation Pointe Three, LLC / Pattern Inc.

19.Enforceability. Each Party represents and warrants that: such Party was duly formed and is validly existing and in good standing under the laws of the state of its formation; such Party has the requisite power and authority under applicable law and its governing documents to execute, deliver and perform its obligations under this Amendment; the individual executing this Amendment on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Amendment in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Amendment; this Amendment has been duly authorized, executed and delivered by such Party; and this Amendment is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

20.Brokerage Commissions. Except as may be set forth in one or more separate agreements between Landlord and Landlord’s broker, or Landlord or Landlord’s broker and Tenant’s broker, each Party represents and warrants to the other Party that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by such representing Party. Each Party shall indemnify, defend and hold harmless the other Party from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by such indemnifying Party.
21.Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. Neither Party has relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance (including, without limitation, one relating to square footage) made by or on behalf of the other Party or any other person whatsoever (including, without limitation, any real estate broker or agent) that is not set forth in the Lease, as amended by this Amendment, and each Party waives all rights and remedies, at law or in equity, arising or that may arise as the result of such Party’s reliance thereon.
22.Electronic Mail or Electronic Signatures. Signatures to this Amendment transmitted by electronic mail shall be valid and effective to bind the Party so signing, and each Party shall be bound by its own electronically mailed signature and shall accept the electronically mailed signature of the other Party. The execution of this Amendment may occur by electronic signature utilizing DocuSign or any other technology, and any electronic signature (meaning any electronic symbol, designation or process), whether digital or encrypted, used by either Party shall authenticate this Amendment and have the same force and effect as a manual signature.

23.General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease (which, by definition, includes all previous amendments) is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of law rules) of the state of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Each exhibit referred to in, and attached to, this Amendment is an integral part of this Amendment and is incorporated in this Amendment by this reference.

[Remainder of page intentionally left blank; signatures on following page]

Third Amendment to Lease
Innovation Pointe Three, LLC / Pattern Inc.

THE PARTIES have executed this Amendment below, to be effective as of the Effective Date.

LANDLORD:

INNOVATION POINTE THREE, LLC,
a Utah limited liability company, by its Manager:

INNOVATION POINTE HOLDINGS, LLC,
a Utah limited liability company

By    /s/ David S. Layton     David S. Layton, Manager

TENANT:

PATTERN INC.,
a Utah corporation

By    /s/ Jason Beesley

Print or Type Name of Signatory:

    Jason Beesley

Its    CFO

Third Amendment to Lease
Innovation Pointe Three, LLC / Pattern Inc.

EXHIBIT A

to

THIRD AMENDMENT TO LEASE

CROWN SIGNAGE

[insert depictions of Crown Signage]

Third Amendment to Lease
Innovation Pointe Three, LLC / Pattern Inc.